Exhibit 4.8

Execution Version

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 30, 2019, among GFL Environmental Inc., a corporation organized under the laws of the Province of Ontario (the “Issuer”), the Guarantors party hereto and Computershare Trust Company, N.A., as trustee (the “Trustee”) and Notes Collateral Agent (the “Notes Collateral Agent”) under the Indenture (as defined below).

RECITALS

WHEREAS, the Issuer, the guarantors party thereto, the Trustee and the Notes Collateral Agent entered into the Indenture, dated as of December 16, 2019 (the “Indenture”), relating to the Issuer’s 5.125% Senior Secured Notes due 2026 (the “Notes”);

WHEREAS, pursuant to Section 9.1(1) of the Indenture, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent may amend or supplement the Indenture without notice to or consent of any Holder to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

WHEREAS, the Issuer has identified certain ambiguities, defects and inconsistencies in Sections 1.2, 4.7 and 12.3 of the Indenture and the Issuer desires to cure such ambiguities, defects and inconsistencies;

WHEREAS, the Issuer has concluded that as a result of such ambiguities, defects and inconsistencies, Sections 1.2, 4.7 and 12.3 of the Indenture should be amended as described in this Supplemental Indenture, in reliance on Section 9.1(1) of the Indenture and pursuant to an officers’ certificate, dated as of the date hereof (the “Officer’s Certificate”); and

WHEREAS, the Trustee and the Notes Collateral Agent in entering into this Supplemental Indenture are each entitled to rely upon the Officer’s Certificate and an Opinion of Counsel, each of which has been provided to the Trustee and the Notes Collateral Agent.

AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent hereby agree as follows:

Section 1.                                           Capitalized Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.                                           Modifications.

(a)                                 The terms “Acceptable Commitment” and “Second Commitment” in Section 1.2 of the Indenture are each hereby amended and restated to read as follows:

“Acceptable Commitment”	Section 4.7(b)”

“Second Commitment”	Section 4.7(b)”

(b)                                 Section 4.7 of the Indenture is hereby amended and restated in its entirety to read as follows:

“Section 4.7.                           Asset Sales.

(a)                                 The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale in any single transaction or series of related transactions unless:

(1)                                 the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement relating to such Asset Sale) of the assets, properties or Equity Interests issued, sold or otherwise disposed of in such Asset Sale;

(2)                                 at least 75% of the consideration received for such Asset Sale (measured at the time of contractually agreeing to such Asset Sale), together with all Asset Sales since the Issue Date (on a cumulative basis) received by the Issuer and its Restricted Subsidiaries in the manner referred to in clause (a)(1) above is in the form of cash, Cash Equivalents, or Permitted Assets. For purposes of this provision, each of the following will be deemed to be cash:

(A)                               any liabilities of the Issuer or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or any Note Guarantee), as shown on the Issuer’s most recent internally available annual or quarterly balance sheet, that are (i) assumed by the transferee of any such assets pursuant to a customary novation agreement or similar agreement that releases the Issuer or such Restricted Subsidiary from further liability or (ii) otherwise canceled;

(B)                               any securities, notes or other obligations (including earn-outs and similar obligations) received by the Issuer or any such Restricted Subsidiary from such transferee that are, within 180 days of the applicable Asset Sale, converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

(C)                               Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and its other Restricted Subsidiaries are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale; and

(D)                               any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (with the Fair Market Value of such item of Designated Non-cash Consideration being measured at the time of contractually agreeing to the related Asset Sale), taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of (i) $90.0 million and (ii) 3.0% of Total Assets measured at the time of contractually agreeing to such Asset Sale.

(b)                                 Within 455 days after the receipt of any Net Proceeds from an Asset Sale (or, at the Issuer’s option, any earlier date), the Issuer or any Restricted Subsidiary may apply those Net Proceeds for any combination of the following purposes:

(1)                                 to the extent such Net Proceeds are from an Asset Sale of Collateral to Repay (a) Obligations under the Notes or (b) First Lien Obligations (other than the Notes), and in the case of revolving obligations (other than obligations in respect of any asset-backed credit facility), to correspondingly reduce commitments with respect thereto; provided that in the case of any repayment pursuant to this clause (b), the Issuer or such Restricted Subsidiary will either (1) reduce obligations under the Notes on an equal or ratable basis with any First Lien Obligations repaid pursuant to this clause (b) by, at its option (A) redeeming Notes as described under “Optional Redemption” or (B) purchasing Notes through open-market purchases or in arm’s length privately negotiated transactions or (2) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon, to, but excluding, the date of Purchase);

(2)                                 if the assets that are the subject of such Asset Sale do not constitute Collateral:

(A)                                    to Repay Indebtedness under the First Lien Term Loan Credit Agreement, the First Lien Revolving Credit Agreement and/or any other Indebtedness that is secured by a Lien (other than any such Indebtedness that is subordinate in right of payment to the Notes or any Note Guarantee);

(B)                                    to Repay (a) obligations under the Notes, (b) other Pari Passu Indebtedness; provided that if the Issuer or any Guarantor shall so reduce obligations under other Pari Passu Indebtedness pursuant to this clause (b), the Issuer will equally and ratably reduce obligations in respect of the Notes pursuant to Section 3.7 or through open-market purchases (which may be below par) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof (or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest on the pro rata principal amount of Notes) or (c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer;

(3)                                 to acquire all or substantially all of the assets of, or to acquire Capital Stock of, a Person that is engaged in a Permitted Business and that, in the case of an acquisition of Capital Stock, is or becomes a Restricted Subsidiary of the Issuer;

(4)                                 to make a capital expenditure; or

(5)                                 to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business or that replace, in whole or in part, the properties or assets that are subject to the Asset Sale.

Notwithstanding the foregoing, in the event the Issuer or any of its Restricted Subsidiaries enters into a binding agreement committing to make an acquisition, expenditure or investment in compliance with clauses (3), (4) or (5) above within 455 days after the receipt of any Net Proceeds from an Asset Sale (an “Acceptable Commitment”), such commitment will be treated as a permitted application of the Net Proceeds from the date of the execution of such agreement until the earlier of (i) the date on which such acquisition or investment is consummated or such expenditure made or such agreement is terminated, and (ii) the 180th day after the expiration of the aforementioned 455-day period; provided that if any Acceptable Commitment is later canceled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds from and after the date of such cancelation or termination, unless the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment within 180 days of such cancellation or termination (a “Second Commitment”) in which case such commitment will be treated as a permitted application of the Net Proceeds from the date of the execution of such agreement until the earlier of (i) the date on which such acquisition or investment is consummated or such expenditure made or such agreement is terminated, and (ii) the 180th day after the date of the Second Commitment.

Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c)                                  Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.7(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in Section 4.7(b), will be deemed to have been so applied whether or not such offer is accepted) will constitute “Excess Proceeds.”

(d)                                 If the aggregate amount of Excess Proceeds from an Asset Sale of Collateral exceeds $60.0 million, the Issuer will make a pro rata offer to all Holders of Notes (and, if required or permitted by the terms of other First Lien Obligations or obligations secured by a Lien permitted under this Indenture on the assets disposed of, which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such other First Lien Obligations or such other obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount (or accreted value, as applicable) of Notes and such other First Lien Obligations or such other obligations, as the case may be, that may be purchased out of the Excess Proceeds. The offer price, with respect to the Notes only, in any Collateral Asset Sale Offer will be equal to 100% of the principal amount (or accreted value in the case of any such First Lien Obligations or such other Obligations, as the case may be, issued with a significant original issue discount) plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, and will be payable in cash. If the aggregate principal amount of Notes and other First Lien Obligations or such other obligations, as the case may be, tendered into such Collateral Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other First Lien Obligations or such other obligations, as the case may be, to be purchased on a pro rata basis (subject to the procedures of the relevant depositary), on the basis of the aggregate principal amounts (or accreted values) tendered in round denominations (which, in the case of the Notes, will be minimum denominations of US$2,000 principal amount and multiples of US$1,000 in excess thereof). If any Excess Proceeds remain after consummation of a Collateral Asset Sale Offer, (and assuming no “Asset Sale Offer” (as defined in the next paragraph) is required)) the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Collateral Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Issuer may satisfy the foregoing obligations with respect to such Net Proceeds from a Collateral Asset Sale by making a Collateral Asset Sale Offer with respect to such Net Cash Proceeds at any time prior to the expiration of the application period or by electing to make a Collateral Asset Sale Offer with respect to such Net Proceeds before the aggregate amount of Excess Proceeds exceeds $60.0 million.

(e)                                  If the aggregate amount of Excess Proceeds from an Asset Sale of Non-Collateral exceeds $60.0 million, the Issuer will make a pro rata offer (an “Asset Sale Offer”) to all Holders of Notes (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness, as the case may be, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount (or accreted value in the case of any such Pari Passu Indebtedness, as the case may be, issued with a significant original issue discount) plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If the aggregate principal amount of Notes and Pari Passu Indebtedness, as the case may be, tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such Pari Passu Indebtedness, as the case may be, to be purchased on a pro rata basis (subject to the procedures of the relevant depositary), on the basis of the aggregate principal amounts (or accreted values) tendered in round denominations (which in the case of the Notes will be minimum denominations of US$2,000 principal amount and multiples of US$1,000 in excess thereof). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Issuer may satisfy the foregoing obligations with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Cash Proceeds at any time prior to the expiration of the application period or by electing to make an Asset Sale Offer with respect to such Net Proceeds before the aggregate amount of Excess Proceeds exceeds $60.0 million.

(f)                                   Within 30 days following the date when the Issuer becomes obligated to make an Asset Sale Offer, the Issuer will mail (or in the case of Global Notes deliver electronically in accordance with the procedures of the Depositary) a notice to each Holder describing the transaction or transactions that constitute the Asset Sale and offering to repurchase Notes on the date (the “Asset Sale Payment Date”) specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

(g)                                  On the Asset Sale Payment Date, the Issuer will, to the extent lawful:

(1)                                 accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer, subject to proration based on the amount of Excess Proceeds pursuant to Section 4.7(c);

(2)                                 deposit with the Paying Agent an amount equal to the amount of Excess Proceeds that, after giving effect to proration with holders of pari passu Indebtedness pursuant to Section 4.7(c), is allocable to the Notes or portions thereof so tendered (or, if less, the aggregate payment for all Notes validly tendered and not withdrawn); and

(3)                                 deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

(h)                                 The Paying Agent will promptly mail (or cause to be transferred through the facilities of the Depositary) to each Holder of Notes accepted for payment in accordance with this Section 4.7, the payment for such tendered Notes, and the Trustee will, upon receipt of an Issuer Order, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, by such Holder; provided that each such new Note will be in a principal amount of US$1,000 or an integral multiple thereof.

(i)                                     To the extent that the aggregate amount of Notes and such other First Lien Obligations or Notes Obligations secured by a Lien permitted under this Indenture (which Lien is not subordinate to the Lien of the Notes with Respect to the Collateral) tendered or otherwise surrendered in connection with a Collateral Asset Sale Offer made with Excess Proceeds is less than the amount offered in a Collateral Asset Sale Offer, the Issuer may use any remaining Excess Proceeds (any such amount, “Collateral Retained Declined Proceeds”) for any purpose not otherwise prohibited by this Indenture.

(j)                                    To the extent that the aggregate amount of Notes and any other Pari Passu Indebtedness tendered or otherwise surrendered in connection with an Asset Sale Offer made with Excess Proceeds is less than the amount offered in an Asset Sale Offer, the Issuer may use any remaining Excess Proceeds (any such amount, together with the Collateral Retained Declined Proceeds, “Retained Declined Proceeds”) for any purpose not otherwise prohibited by this Indenture.

(k)                                 If the Collateral Asset Sale Offer Purchase Date is after the taking of a record of the Holders on a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a purchased Note is registered on such Record Date, and no other interest will be payable to Holders who tender Notes pursuant to the Collateral Asset Sale Offer.

(l)                                     If the Asset Sale Offer Purchase Date is after the taking of a record of the Holders on a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a purchased Note is registered on such Record Date, and no other interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(m)                             The Issuer will comply with all applicable securities legislation of Canada and the United States, including, without limitation, the requirements of Rule 14e-1 under the 1934 Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Collateral Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any applicable securities laws and regulations conflict with this Section 4.7, the Issuer will comply with such laws and regulations and will not be deemed to have breached its obligations under this Section 4.7 by virtue of such compliance.

(n)                                 The Issuer’s obligation to make a Collateral Asset Sale Offer or an Asset Sale Offer may be waived or modified before or after the occurrence of an Asset Sale with the written consent of Holders of at least a majority in principal amount of the Notes then outstanding. Notwithstanding the foregoing, any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, will be governed by Section 5.1 and will not be subject to the provisions described above in this Section 4.7.”

(c)                                  Section 12.3 of the Indenture is hereby amended and restated in its entirety to read as follows:

“Section 12.3. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture or any Collateral Document, the Issuer shall furnish to the Trustee or, if such action relates to a Collateral Document, the Notes Collateral Agent: (i) an Officer’s Certificate (which shall include the statements set forth in Section 12.4 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture or such Collateral Document, as applicable, relating to the proposed action have been complied with; and (ii) an Opinion of Counsel (which shall include the statements set forth in Section 12.4  hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.”

Section 3.                                           Effect of Supplemental Indenture. Upon the execution of this Supplemental Indenture, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

Section 4.                                           Multiple Originals; Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5.                                           Governing Law. THIS SUPPLEMENTAL INDENTURE IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6.                                           Waiver of Jury Trial. EACH OF THE ISSUER, THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

Section 7.                                           Trustee and Notes Collateral Agent’s Disclaimer. Each of the Trustee and the Notes Collateral Agent accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the protections, liabilities and responsibilities of the Trustee and the Notes Collateral Agent. Without limiting the generality of the foregoing, the Trustee and the Notes Collateral Agent shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer by action or otherwise, (iii) the due execution hereof by the Issuer or (iv) the consequences of any amendment herein provided for, and the Trustee and the Notes Collateral Agent makes no representation with respect to any such matters.

Section 8.                                           Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

GFL ENVIRONMENTAL, INC., as Issuer

By:	/s/ Patrick Dovigi
	Name:	Patrick Dovigi
	Title:	President and Chief Executive Officer

[GFL Secured Notes — First Supplemental Indenture (Signature Page)]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

1248544 ONTARIO LTD.
1877984 ONTARIO INC.
2191660 ONTARIO INC.
2481638 ONTARIO INC.
ACCUWORX INC.
ALPINE HOLDINGS, INC.
ALPINE DISPOSAL, INC.
BALDWIN PONTIAC LLC
BESTWAY RECYCLING, INC.
BLACK CREEK RENEWABLE ENERGY, LLC
COASTAL LADIES CARTING INC.
ETC OF GEORGIA, LLC
FIVE PART DEVELOPMENT, LLC
GFL EARTH SERVICES, INC.
GFL ENVIRONMENTAL HOLDINGS (US), INC.
GFL ENVIRONMENTAL INC. 2019
GFL ENVIRONMENTAL REAL PROPERTY, INC.
GFL ENVIRONMENTAL RECYCLING SERVICES LLC
GFL ENVIRONMENTAL SERVICES USA, INC.
GFL ENVIRONMENTAL USA INC.
GFL HOLDCO (US), LLC
GFL INFRASTRUCTURE GROUP INC.
GFL MARITIMES INC.
GFL NORTH MICHIGAN LANDFILL, LLC
HAW RIVER LANDCO, LLC
L&L DISPOSAL, LLC
LAKEWAY LANDCO, LLC
LAKEWAY SANITATION & RECYCLING C&D, LLC
LAKEWAY SANITATION & RECYCLING MSW, LLC
LAURENS COUNTY LANDFILL, LLC
MID CANADA ENVIRONMENTAL SERVICES LTD.
MOUNTAIN STATES PACKAGING, LLC
NORTH ANDREWS EMPLOYMENT PARK, LLC
OPTIMUM ENVIRONMENTAL CORP.
PONDEROSA LANDCO, LLC
RED ROCK DISPOSAL, LLC
SAFEGUARD LANDFILL MANAGEMENT, LLC
SAMPSON COUNTY DISPOSAL, LLC
SMITHRITE EQUIPMENT PAINTING & REPAIR LTD.
SOIL SAFE ACQUISITION CORP.
SOIL SAFE OF CALIFORNIA, INC.
SOIL SAFE, INC.
SOUTH ANDREWS EMPLOYMENT PARK, LLC
SOUTHEASTERN DISPOSAL, LLC
SSH ACQUISITION, INC.
TRANSWASTE SERVICES, LLC
WAKE COUNTY DISPOSAL, LLC

[GFL Secured Notes — First Supplemental Indenture (Signature Page)]

WAKE RECLAMATION, LLC
WASTE INDUSTRIES ATLANTA, LLC
WASTE INDUSTRIES OF DELAWARE, LLC
WASTE INDUSTRIES OF MARYLAND, LLC
WASTE INDUSTRIES OF PENNSYLVANIA, LLC
WASTE INDUSTRIES OF TENNESSEE, LLC
WASTE INDUSTRIES RENEWABLE ENERGY, LLC
WASTE INDUSTRIES USA, LLC
WASTE INDUSTRIES, LLC
WASTE SERVICES OF DECATUR, LLC
WATER X INDUSTRIAL SERVICES LTD.
WI BURNT POPLAR TRANSFER, LLC
WI HIGH POINT LANDFILL, LLC
WI SHILOH LANDFILL, LLC
WI TAYLOR COUNTY DISPOSAL, LLC
WILMINGTON LANDCO, LLC
WRANGLER BUYER LLC
WRANGLER FINANCE CORP.
WRANGLER HOLDCO CORP.
WRANGLER INTERMEDIATE LLC
WRANGLER SUPER HOLDCO CORP.
ROC, CO. MANAGEMENT INC.
WDS INC.
WINDSOR WASTE MANAGEMENT INC.
WINDSOR DISPOSAL SERVICES LIMITED
CANADA FIBERS LTD.
CANADA FIBERS MANITOBA LTD.
PRESTIGE PAPER PRODUCTS INC.
YESS MANAGEMENT INC.
DOGGEREL HOLDINGS (GP) INC.
DONGARA PELLET FACTORY INC.
DOGGEREL INVESTMENTS (LP) INC.
DONGARA PELLET PLANT LP, by its general partner,
DONGARA PELLET FACTORY INC.
URBAN RESOURCE GROUP INC.
URBAN POLYMERS INC.
ALL WASTE REMOVAL INC.
ECO WOOD PRODUCTS LTD.
445158 ONTARIO INC.

By:	/s/ Patrick Dovigi
	Name:	Patrick Dovigi
	Title:	President

[GFL Secured Notes — First Supplemental Indenture (Signature Page)]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

MOUNT ALBERT PIT INC.

TOTTENHAM AIRFIELD CORPORATION INC.

By:	/s/ John Bailey
	Name:	John Bailey
	Title:	President

[GFL Secured Notes — First Supplemental Indenture (Signature Page)]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Jerry Urbanek
	Name:	Jerry Urbanek
	Title:	Trust Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Notes Collateral Agent

By:	/s/ Jerry Urbanek
	Name:	Jerry Urbanek
	Title:	Trust Officer

[GFL Secured Notes — First Supplemental Indenture (Signature Page)]